Exhibit 10.2

FORM OF
REVOLVING NOTE

 October ___, 2014

FOR VALUE RECEIVED, CDEX Inc., a Nevada corporation (the “Borrower”), promises to pay to the order of ________________________, having an address of ________________ (“Lender”), the aggregate principal amount outstanding on Borrower's line of credit (the “Line”) as drawn by Borrower on the Line and reflected on Borrower’s records (as set forth on Schedule A hereto and provided on request to Lender from time to time), with any accrued and unpaid interest thereon, no later than March 31, 2015.  Interest hereunder shall be computed and payable on the first day of each month following the date hereof on the basis of a year of 365 days for the actual number of days elapsed, on the unpaid balance then outstanding at an annual rate equal to twelve percent (12%).  This Revolving Note (this “Note”) is being made by the Borrower pursuant to the terms of a Line of Credit Agreement, of even date herewith (the “Line of Credit Agreement”), by and between the Borrower and Lender, and repayment of principal and interest and all obligations hereunder are secured by a security interest granted by the Borrower to the Lender under the Line of Credit Agreement.  Any term capitalized but not defined herein shall have the meaning ascribed such term in the Line of Credit Agreement.

The Borrower may draw funds from the Line at any time prior to maturity of the Line upon two days’ notice to the Lender upon which the Lender shall provide funds in the requested amount by check delivered via overnight courier or by wire transfer, in accordance with the Borrower’s instructions in said notice.   Upon the making of a disbursement, Borrower shall complete and execute a schedule in the form of Schedule A attached hereto, each of which schedule shall (i) be consecutively numbered, (ii) reflect the date and amount of each such disbursement, (iii) upon execution, become a part of this Note.  Failure to execute a schedule with respect to any disbursement shall not affect Borrower’s obligation to repay such disbursement pursuant to the terms of this Note.  The unpaid balance outstanding from time to time shall be referred to herein as the “Loan.”

Interest only on the unpaid principal balance of the Line shall be paid on the first business day of each month commencing on November 1, 2014.  The entire unpaid principal balance of the Line, together with accrued and unpaid interest, shall be due and payable on March 31, 2015 (“Maturity Date”).

Borrower hereby waives presentment, demand for payment, protest, notice of protest and notice of dishonor.  No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower's obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with the Line or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note.  The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

At the election of the holder of this Note, all payments due hereunder may be accelerated, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of any of the following events (each an "Event of Default"):  (1) the commencement by the Borrower of any voluntary proceeding relating to bankruptcy, insolvency, reorganization, or relief of debtors; (2) the commencement of any involuntary proceeding against the Borrower relating to bankruptcy, insolvency, reorganization, or relief of debtors that is not dismissed within 60 days; (3) the commencement of any proceeding against the Borrower relating to issuance of a warrant of attachment against all or any substantial part of the Borrower’s assets that is not dismissed within 60 days; (4) a breach by the Borrower of the terms of this Note or the Agreement remaining uncured 20 days after the Borrower’s receipt of written notice thereof; and (5) the Borrower’s failure to pay, when due, any principal or interest under this Note pursuant to the terms thereof ten days after the Borrower’s receipt of written notice thereof.

Upon the occurrence of any Event of Default, at the option of the Lender, all principal and other amounts owed under the Line shall become immediately due and payable without notice or demand by the Lender, and the Lender, in addition to his rights and remedies under this Note, may pursue any legal or equitable remedies that are available to him. The default interest rate shall be the greater of 25% and the maximum amount allowable by law.

Borrower shall pay the Lender, upon demand, for all reasonable costs and expenses, including, but not limited to, reasonable attorney's fees, incurred in connection with the collection of this Note.

If this Note is transferred in any manner, the rights, remedies and other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

All payments of principal and interest hereunder are payable in lawful money of the United States of America at the office of Lender, or at such other place as the holder hereof shall designate to Borrower in writing.

This Note shall be binding on the Borrower and its legal representatives, executors, successors and assigns, and shall inure to the benefit of Lender and its heirs, legal representatives, executors, successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws considerations.

Borrower hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio, located in the County of Lorain, and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purposes of any suit, action or other proceeding arising out of or based upon this Note or any agreements referred to in this Note or the subject matter thereof, including without limitation the Line of Credit Agreement, as it may be amended from time to time.

The Borrower consents to the venue of the state and federal courts within the State of Ohio and agrees that venue shall be proper in such courts to the exclusion of courts in any other state or country for all causes of action and proceedings under, arising from and/or related to this Note.  The Borrower further agrees that such designated forum is proper and convenient.

If any terms or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

EACH OF LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM, CAUSE OF ACTION OR PROCEEDING BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND FREELY MADE BY BORROWER AND LENDER.  BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE, AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

This Note may not be changed or terminated orally.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

CDEX INC.

By:
	Name:	Stephen McCommon
	Title:	Chief Financial Officer

Schedule A

Date of Disbursement:     ___________________________

Amount of Disbursement:   _____________________________

Receipt of Disbursement Acknowledged:

CDEX Inc.

By:
Name:
Title:

Date: